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                            [Letterhead]

                                                                     Exhibit 5.1




                                    April 6, 1998



High Voltage Engineering Corporation
401 Edgewater Place, Suite 680
Wakefield, Massachusetts  01880-6210

     Re:  Registration Statement on Form S-4
     Under the Securities Act of 1933, as amended

Ladies and Gentlemen:

     We have acted as counsel for High Voltage Engineering Corporation, a Massachusetts corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act"), of $20,000,000 aggregate principal amount of its 10 1/2% Senior Notes Due 2004 (the "Notes") pursuant to a Registration Statement on Form S-4 (the "Registration Statement"), to be filed with the Securities Exchange Commission. The Notes will be issued under the Indenture dated August 8, 1997, as amended on March 19, 1998 (as amended, the "Indenture"), between the Company and State Street Bank and Trust Company, as Trustee (the "Trustee").

     As such counsel, we have reviewed the corporate proceedings of the Company with respect to the authorization of the issuance of the Notes. We have also examined and relied upon originals or copies, certified or otherwise identified or authenticated to our satisfaction, of such corporate records, instruments, agreements or other documents of the Company, and certificates of officers of the Company as to certain factual matters, and have made such investigation of law and have discussed with officers and representatives of the Company such questions of fact, as we have deemed necessary or appropriate as a basis for the opinions hereinafter expressed. In our examination, we have assumed the genuineness of all signatures, the conformity to the originals of all documents reviewed by us as copies, the authenticity and completeness of all original documents reviewed by us in original or copy form and the legal competence of each individual executing any document.

     This opinion is limited solely to the Massachusetts Business Corporation Law as applied by courts located in Massachusetts.

     Based upon and subject to the foregoing, we are of the opinion that:

     1. The issuance and exchange of the Notes as described in the Registration Statement have been duly authorized by the Company.



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High Voltage Engineering Corporation
April 6, 1998
Page 2



     2. The Notes, when duly issued, and delivered by the Company as described in the Registration Statement (assuming due authorization and delivery of the Notes by the Trustee in accordance with the Indenture), will constitute obligations of the Company.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the heading "Legal Matters" in the Prospectus included in the Registration Statement.

                              Very truly yours,


                              /s/ Bingham Dana LLP
                              BINGHAM DANA LLP